Exhibit 3.1

THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

CDP Holdings, Ltd

(adopted by Special Resolution passed on October 19, 2016)

1.	The name of the Company is CDP Holdings, Ltd.

2.

The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a) (i)

To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(ii)

To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b)

To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(c)

To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and causes in action of all kinds.

(d)

To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(e)

To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefor.

(f)

To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular, no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.

Except as prohibited or limited by the Companies Law (Revised), as amended, supplemented, reissued or restated from time to time, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid provided that the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

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5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.

The authorized share capital of the Company is US$100,000 and is made up of five classes of shares divided into (i) 743,115,260 ordinary shares, each of par value US$0.0001 (“Ordinary Shares”), (ii) 26,500,000 series A redeemable convertible preferred shares, each of par value US$0.0001, which are designated as “Series A Preferred Shares,” (iii) 100,000,000 series B redeemable convertible preferred shares, each of par value US$0.0001, which are designated as “Series B Preferred Shares,” (iv) 90,000,000 series C redeemable convertible preferred shares, each of par value US$0.0001, which are designated as “Series C Preferred Shares,” and (v) 40,384,740 series D redeemable convertible preferred shares, each of par value US$0.0001, which are designated as “Series D Preferred Shares.”

7.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (Revised) and, subject to the provisions of the Companies Law (Revised) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

CDP Holdings, Ltd

(adopted by Special Resolution passed on October 19, 2016)

In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Affiliate”	means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include (i) any Person who holds Shares as a nominee for such Investor, (ii) any shareholder of such Investor, (iii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (v) the relatives of any individual referred to in (iii) above, and (vi) any trust Controlled by or held for the benefit of such individuals.

“Annual Budget”	has the meaning set forth in Article (e).

“Articles”	means these Articles as originally framed or as from time to time altered by Special Resolution.

“Auditors”	means an accounting firm of international standing for the time being performing the duties of auditors of the Company.

“Board”	means the Board of Directors of the Company.

“CBC”	means China Broadband Capital Partners II, L.P.

“Company”	means CDP Holdings, Ltd.

“Control”	of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

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“Conversion Price”	means, with respect to each Series A Preferred Share, the Series A Conversion Price, with respect to each Series B Preferred Share, the Series B Conversion Price, with respect to each Series C Preferred Share, the Series C Conversion Price, and with respect to each Series D Preferred Share, the Series D Conversion Price.

“Conversion Rights”	has the meaning set forth in Article 0.

“Debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company, and “Director” means any one of them.

“Domestic Company”	has the meaning set forth in the Series D Purchase Agreement.

“Domestic Subsidiary” or “Domestic Subsidiaries”	has the meaning set forth in the Series D Purchase Agreement.

“Equity Securities”	means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Founders”	means Wei Wang and Wei Lu.

“Garamond”	means Garamond Partners Limited, a business company incorporated under the laws of the British Virgin Islands.

“Group ” or “Group Companies” or “Group Company”	has the meaning set forth in the Series D Purchase Agreement.

“IGC Asia”	means Investor Investments Asia Limited, Investor Group Asia L.P. and IGC Asia Fund V, L.P.

“Investor Consent”	means, at the time of its determination, the prior written consent of an Investor Majority.

“Investor Majority”	means (i) MSPE for so long as MSPE holds at least 60 per cent of the Series D Preferred Shares (on an as-if-converted basis), plus (ii) Investors representing at least 60 per cent of the Series C Preferred Shares (on an as-if-converted basis), plus (iii) Investors representing at least 60 per cent of the combination of Series B Preferred Shares and Series A Preferred Shares the Preferred Shares in aggregate (on an as-if-converted basis), as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Preferred Shares.

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“Investor Representatives”	means the MSPE Representative, the Series C Representative, the Largest Existing Investor Representative, the Second Largest Existing Investor Representative and the Third Largest Existing Investor Representative, and “Investor Representative” means any one of them.

“Investors”	means the Series A Investors, the Series B Investors, the Series C Investors and MSPE, and “Investor” means any one of them, and their respective assignees, transferees or successors.

“Irrevocable Proxy”	means the irrevocable proxy signed by Ms. Wei Lu by which Ms. Wei Lu irrevocably grants the voting right in all of the shares in Garamond held by Ms. Wei Lu to Mr. Wei Wang, dated February 13, 2012.

“Largest Existing Investor”	means, other than MSPE and CBC, the holder of Preferred Shares that, together with its Affiliates, beneficially own the greatest number of issued and outstanding Preferred Shares.

“Largest Existing Investor Representative”	has the meaning set forth in Article (d).

“Liquidation”	has the meaning set forth in Article 0.

“Members”	shall bear the meaning ascribed to it in the Statute.

“Memorandum of Association”	means the memorandum of association of the Company, as amended and restated from time to time.

“month”	means calendar month.

“MSPE”	means North Haven Private Equity Asia Cleveland Company Limited.

“MSPE Representative”	has the meaning set forth in Article (b).

“New Securities”	means any Equity Securities of the Company issued (or, pursuant to Article (c), deemed to be issued) by the Company. “New Securities” does not include: (a) Ordinary Shares issued upon conversion of the Preferred Shares authorized herein; (b) any Equity Securities issued as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Article (g) or Article (h) hereof, (c) any Equity Securities offered to the public pursuant to a registration statement or registered prospectus in respect of a Qualified IPO, (d) up to 22,184,979 Ordinary Shares issued or issuable to officers, directors, and employees of, and consultants to, the Group pursuant to options or awards under the Global Share Plan (as defined in the Series D Purchase Agreement), (e) up to 32,307,692 Ordinary Shares issued or issuable to Mr. Wei Wang and Ms. Wei Lu in equal proportions pursuant to options or awards under the Series C Plan (as defined in the Series D Purchase Agreement), (f) up to 40,384,740 Ordinary Shares issued or issuable to Senior Managers of the Company pursuant to options or awards under the Series D Plan (as defined in the Shareholders’ Agreement), or (g) any Equity Securities issued to all Members pro rata without consideration pursuant to a share split, share dividend, share subdivision, or similar transaction.

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“Ordinary Resolution”	means, subject to the quorum requirement set forth in Article 0, a resolution passed by Members holding a simple majority of all voting shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution passed by all Members. In computing the majority when a poll is taken regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shares”	means the ordinary shares in the capital of the Company with a nominal or per share par value of US$0.0001.

“Original Issue Date”	means, with respect to each Series A Preferred Share, the Series A Original Issue Date, with respect to each Series B Preferred Share, the Series B Original Issue Date, with respect to each Series C Preferred Share, the Series C Original Issue Date, and, with respect to each Series D Preferred Share, the Series D Original Issue Date.

“Original Issue Price”	means, with respect to each Series A Preferred Share, the Series A Original Issue Price, with respect to each Series B Preferred Share, the Series B Original Issue Price, with respect to each Series C Preferred Share, the Series C Original Issue Price, and, with respect to each Series D Preferred Share, the Series D Original Issue Price.

“paid-up”	means paid-up or credited as paid-up.

“Person”	means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature.

“PRC”	means the Peoples’ Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“Preferred Shares”	means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares, and “Preferred Share” means any of them.

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“Qualified IPO”	means the closing of the Company’s first firm commitment, underwritten public offering of Ordinary Shares or securities representing Ordinary Shares in connection with which Ordinary Shares or such securities (or the shares, or securities representing such shares, of a company of which the Company is a wholly owned subsidiary established for the purpose of listing (the “Listco”)) is listed and becomes publicly traded on an internationally recognized securities exchange (including without limitation the New York Stock Exchange, the NASDAQ Global Market, the Stock Exchange of Hong Kong, Shanghai Stock Exchange or Shenzhen Stock Exchange) or the issue or transfer of shares in a company whose shares are listed on an internationally recognized stock exchange (including without limitation the New York Stock Exchange, the NASDAQ Global Market, the Stock Exchange of Hong Kong, Shanghai Stock Exchange or Shenzhen Stock Exchange) for which shares approval for listing and trading has been duly obtained and which shares are issued or transferred in consideration of the acquisition of the Ordinary Shares of the Company or the shares of the Listco, provided, however, that the market capitalization of the Company or the Listco immediately prior to such transaction or listing shall be at least US$400,000,000.

“Qualified Trade Sale”	means a Trade Sale that values the Company at US$400,000,000 or more.

“Redemption Price”	has the meaning set forth in Article (a).

“registered office”	means the registered office for the time being of the Company.

“Related Party”	means, with respect to any Person, (a) any Affiliate of such Person, (b) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (d) any Person that has direct or indirect beneficial ownership of voting securities or other voting interests representing at least ten percent of the outstanding voting power or equity securities or other equity interests representing at least ten percent of the outstanding equity interests (a “Material Interest”) in such Person, and (e) any Person in which such Person holds a Material Interest.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Largest Existing Investor”	means, other than MSPE, CBC and the Largest Existing Investor, the holder of Preferred Shares that, together with its Affiliates, beneficially own the greatest number of issued and outstanding Preferred Shares.

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“Second Largest Existing Investor Representative”	has the meaning set forth in Article (e) .

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act”	means the Securities Act of 1933, as amended, of the United States of America.

“Senior Manager”	means, with respect to any Group Company, the chief executive officer of such company and any member of management reporting directly to the board of directors or chief executive officer (including, but not limited to, any vice president and head of department), managing director, chairman, or, with respect to the WFOEs, the Domestic Company and the Domestic Subsidiaries only, legal representative of such company.

“Series A Conversion Price”	has the meaning set forth in Article 0.

“Series A Investors”	means holders of Series A Preferred Shares.

“Series A Original Issue Date”	shall be deemed to be September 8, 2004.

“Series A Original Issue Price”	shall be deemed to be a price per share of US$0.04 with respect to each Series A Preferred Share, subject to adjustments made for share splits, share subdivision, share consolidation and the like.

“Series A Preferred Shares”	mean the series A redeemable convertible preferred shares in the capital of the Company with a par value of US$0.0001 per share, having the rights set out in these Articles.

“Series B Conversion Price”	has the meaning set forth in Article 0.

“Series B Investors”	means holders of Series B Preferred Shares.

“Series B Original Issue Date”	means August 16, 2006, the date of the original issuance of the Series B Preferred Shares.

“Series B Original Issue Price”	means a price per share of US$0.10 with respect to each Series B Preferred Share, subject to adjustments made for share splits, share subdivision, share consolidation and the like.

“Series B Preferred Shares”	mean the Series B redeemable convertible preferred shares in the capital of the Company with a par value of US$0.0001 per share, having the rights set out in these Articles.

“Series C Conversion Price”	has the meaning set forth in Article 0.

“Series C Investors”	means holders of Series C Preferred Shares.

“Series C Original Issue Date”	the date of the original issuance of the Series C Preferred Shares pursuant to the Series C Purchase Agreement.

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“Series C Original Issue Price”	means a price per share of US$0.15476 with respect to each Series C Preferred Share, subject to adjustments made for share splits, share subdivision, share consolidation and the like.

“Series C Preferred Shares”	mean the series C redeemable convertible preferred shares in the capital of the Company with a par value of US$0.0001 per share, having the rights set out in these Articles.

“Series C Purchase Agreement”	mean the share purchase agreement dated as of February 16, 2012 by and among the Company, the Series C Investors and certain other parties named therein.

“Series C Representative”	has the meaning set forth in Article (c) .

“Series D Conversion Price”	has the meaning set forth in Article 0.

“Series D Original Issue Date”	the date of the original issuance of the Series D Preferred Shares pursuant to the Series D Purchase Agreement.

“Series D Original Issue Price”	means a price per share of US$0.49524 with respect to each Series D Preferred Share, subject to adjustments made for share splits, share subdivision, share consolidation and the like.

“Series D Preferred Shares”	mean the series D redeemable convertible preferred shares in the capital of the Company with a par value of US$0.0001 per share, having the rights set out in these Articles.

“Series D Purchase Agreement”	means the share purchase agreement dated as of September 30, 2016 by and among the Company, MSPE and other parties named therein.

“Share”	means any Ordinary Share or Preferred Share.

“Shareholders’ Agreement”	means the Second Amended and Restated Shareholders’ Agreement dated on or about October 19, 2016 by and among the Company, MSPE and certain other parties thereto.

“Share Premium Account”	means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Special Redemption Event”	means any of the following: (i) a material breach by any Warrantor of any of such Warrantor’s representations, warranties, agreements, covenants or undertakings under the Transaction Documents or the termination or amendment of any VIE Contract without Investor Consent, (ii) the voluntary resignation by both Founders of their employment relationships with the Group or (iii) the termination of the Irrevocable Proxy or Wei Wang ceasing to have sole discretion as to voting of Shares beneficially owned by the Founders.

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“Special Provisions”	means the special provisions set forth in the Appendix hereto.

“Special Resolution”	means a Members’ resolution expressed to be a special resolution and passed either (i) as a unanimous written resolution signed by all Members entitled to vote or (ii) at a meeting by Members holding not less than two-thirds of all issued and outstanding Ordinary Shares and Preferred Shares (counted for the purposes hereof as issued and outstanding Ordinary Shares on an as-if-converted basis) then outstanding, including holders of at least a majority of the then outstanding Preferred Shares (which Members, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given).

“Statute”	means the Companies Law (Revised) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary”	means, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50 per cent. of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50 per cent. interest whose in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the International Financial Reporting Standards (iii) any entity respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

“Third Largest Existing Investor”	means, other than MSPE, CBC, the Largest Existing Investor and the Second Largest Existing Investor, the holder of Preferred Shares that, together with its Affiliates, beneficially own the greatest number of issued and outstanding Preferred Shares.

“Third Largest Existing Investor Representative”	has the meaning set forth in Article (f).

“Trade Sale”	means (a) the sale, lease or other disposition (in one or a series of related transactions) of all or substantially all of the Company’s assets to one Person or a group of Persons acting in concert (other than the Company or any of its Controlled Affiliates), including a sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization or sale of all or substantially all of the assets or securities) which constitute all or substantially all of the consolidated assets or business of the Company, (b) the sale, exchange or transfer, in one or a series of related transactions, of a majority of the outstanding share capital of the Company to one Person or a group of Persons acting in concert, under circumstances in which the holders of a majority in voting power of the outstanding share capital of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company or the acquiring Person immediately following such transaction, or (c) a merger, consolidation, amalgamation, recapitalization, reclassification, reorganization or similar business combination transaction involving the Company under circumstances in which holders of a majority in voting power of the share capital of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

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“Transaction Documents”	has the meaning set forth in the Series D Purchase Agreement.

“US$”	United States Dollar, the legal currency of the United States of America.

“VIE Contracts”	has the meaning set forth in the Series D Purchase Agreement.

“Warrantor”	has the meaning set forth in the Series D Purchase Agreement.

“WFOE” or “WFOEs”	has the meaning set forth in the Series D Purchase Agreement.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of its shares may have been allotted.

The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

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Notwithstanding Article 0 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

Subject to the relevant provisions, if any, in the Memorandum of Association and these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

The transfers of shares are restricted by the Special Provisions and are subject to the terms thereof, and the Directors shall not register any transfer of shares if such transfer would contravene the Special Provisions. Except as aforesaid and except as otherwise provided in these Articles or the Memorandum of Association, the Directors may not decline to register any transfer of shares without reasonable cause. If the Directors refuse to register a transfer they shall notify the transferee within two weeks of such refusal, providing a detailed explanation of the reason therefor.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.

REDEEMABLE SHARES

(a)

Subject to the provisions of the Statute, these Articles (in particular, Article 0), and the Memorandum of Association, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

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(b)

Subject to the provisions of the Statute, these Articles (in particular, Article 0), and the Memorandum of Association, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, and may make payment therefor in any manner authorised by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class, be varied with the consent in writing of the holders at least two-thirds of the issued shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF PREFERRED SHARES

The holders of the Preferred Shares have conversion rights as follows (the “Conversion Rights”):

(a)

Right to Convert Preferred Shares. Unless converted earlier pursuant to Article (b) below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after its Original Issue Date into such number of fully paid Ordinary Shares as determined by dividing its Original Issue Price by its Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be deliverable upon conversion of the Series A Preferred Shares (the “Series A Conversion Price”) shall initially be US$0.04 per share, the price at which Ordinary Shares shall be deliverable upon conversion of the Series B Preferred Shares (the “Series B Conversion Price”) shall initially be US$0.10 per share, the price at which Ordinary Shares shall be deliverable upon conversion of the Series C Preferred Shares (the “Series C Conversion Price”) shall initially be US$0.15476 per share, and the price at which Ordinary Shares shall be deliverable upon conversion of the Series D Preferred Shares (the “Series D Conversion Price”) shall initially be US$0.49524 per share. Such initial Conversion Price with respect to each Preferred Share shall be subject to adjustment as hereinafter provided. Nothing in this Article (a) shall limit the automatic conversion of Preferred Shares described in Article (b) below.

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(b)

Automatic Conversion. Each Preferred Share shall automatically convert into Ordinary Shares at its then effective Conversion Price upon a Qualified IPO. In the event of such automatic conversion of the Preferred Shares, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of such Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of a Qualified IPO.

(c)

Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder of a Preferred Share would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price with respect to such Preferred Share. Before any holder of Preferred Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Preferred Shares converted into Ordinary Shares shall be cancelled and shall not be reissued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates for the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. For the avoidance of doubt, no conversion shall prejudice the right of a holder of Preferred Shares to receive dividends and other distributions declared but not paid as at the date of conversion on the Preferred Shares being converted.

Subject to Article 0 and other Articles, the Company may give effect to any conversion pursuant to this Articles by one or more of the following methods:

(i)

If the aggregate par value of the Preferred Shares being converted is equal to the aggregate par value of the Ordinary Shares into which such Preferred Shares convert, the Company may, by resolution of the Board, redesignate such Preferred Shares to Ordinary Shares. On re-designation, each such Preferred Share to be converted shall become an Ordinary Share with the rights, privileges, terms and obligations of the class of Ordinary Shares and the converted Ordinary Shares shall thenceforth form part of the class of the Ordinary Shares (and shall cease to form part of the relevant class of Preferred Shares for all purposes hereof).

(ii)

The Board may by resolution resolve to redeem the Preferred Shares for the purpose of this Article (and, for accounting and other purposes, may determine the value therefor) and in consideration therefor issue fully-paid Ordinary Shares in relevant number.

(iii)

The Board may by resolution adopt any other method permitted by Statute including capitalising reserves to pay up new Ordinary Shares, or by making a fresh issue of Ordinary Shares, except that if conversion is capable of being effected in the manner described in paragraph (i) above, the conversion shall be effected in that manner in preference to any other method permitted by law or the Articles.

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For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)

Availability of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorised but unissued Ordinary Shares, free of liens of any kind, solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorised but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorised but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(e)

Cessation of Certain Rights on Conversion. On the date of conversion of any Preferred Share to an Ordinary Share, the holder of the Preferred Shares to be converted shall cease to be entitled to any rights in respect of that share (including the right to receive a dividend which has been declared in respect thereof prior to such conversion being effected) and accordingly his name shall be removed from the register of Members as the holder of such Preferred Shares and shall correspondingly be inserted onto the register of Members as the holder of the number of Ordinary Shares into which such Preferred Shares convert.

(f)	Ordinary Shares Resulting from Conversion. The Ordinary Shares resulting from the conversion of Preferred Shares:

(i)	shall be credited as fully paid and non-assessable;

(ii)	shall rank pari passu in all respects and form one class with the Ordinary Shares then in issue and;

(iii)	shall entitle the holder to all dividends payable on the Ordinary Shares by reference to a record date after the date of conversion.

ADJUSTMENTS TO CONVERSION PRICE

(a) Special Definitions. For purposes of this Article 0, the following definitions shall apply:

(i)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)	“Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(b)

No Adjustment of Conversion Price. No adjustment in the Conversion Price of any Preferred Share shall be made in respect of the issuance of New Securities unless the consideration per share of the New Securities issued or deemed to be issued by the Company is less than the Conversion Price in effect with respect to such Preferred Share on the date of and immediately prior to such issuance.

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(c)

Deemed Issuance of New Securities. In the event the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be New Securities issued as of the time such Options or Convertible Securities are issued or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued, for the purposes of adjusting the Conversion Price with respect to any Preferred Share pursuant to this Article 0, unless the consideration per share (determined pursuant to Article (e) hereof) of such New Securities would be less than the Conversion Price with respect to such Preferred Share in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(i)

no further adjustment in the Conversion Price with respect to any Preferred Share shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

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(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price with respect to any Preferred Share to an amount which exceeds the lower of (i) the Conversion Price with respect to such Preferred Share on the original adjustment date, or (ii) the Conversion Price with respect to such Preferred Share that would have resulted from any issuance of New Securities between the original adjustment date and such readjustment date; and

(v)

in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price with respect to any Preferred Share shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)

Adjustment of Conversion Price Upon Issuance of New Securities. In the event that the Company shall issue or be deemed to issue New Securities without consideration or for a consideration per share received by the Company (net of any selling concessions, discounts or commissions) (“New Issuance Price”) less than the Series D Conversion Price in effect on the date of and immediately prior to such issuance or deemed issuance, then and in such event, the Series D Conversion Price shall be reduced, concurrently with such issuance or deemed issuance, to the New Issuance Price; provided that, if such issuance or deemed issuance was without consideration, then the New Issuance Price shall equal US$0.0001. In the event that the Company shall issue or be deemed to issue New Securities without consideration or for a New Issuance Price less than the Conversion Price with respect to any Preferred Share (other than Series D Preferred Shares) in effect on the date of and immediately prior to such issuance or deemed issuance, then and in such event, the Conversion Price with respect to any such Preferred Share (other than Series D Preferred Shares) shall be reduced, concurrently with such issuance or deemed issuance, to a price determined as set forth below. The mathematical formula for determining the adjusted Conversion Price with respect to any such Preferred Share (other than Series D Preferred Shares) is as follows and is subject to the more detailed textual description set forth thereafter:

AP = OP * (OS + (NP/OP))/(OS + NS)

WHERE:

AP    =    adjusted Conversion Price

OP    =    the Conversion Price effective immediately prior to the issuance or sale of the New Securities

OS    =    the number of outstanding Ordinary Shares immediately before the New Securities are issued or sold

NP    =    the total consideration received for the issuance or sale of the New Securities

NS    =    the number of New Securities issued or sold

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The newly adjusted Conversion Price shall be the amount equal to the price determined by multiplying the Conversion Price effective immediately prior to the issuance or sale of the New Securities, by a fraction:

(i)

the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of Ordinary Shares which the aggregate consideration received by the Company for the New Securities would purchase at the old Conversion Price; and

(ii)	the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of such New Securities so issued.

(e)	Determination of Consideration. For purposes of this Article 0, the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(i)	Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event New Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such New Securities, computed as provided in clauses (A) and (B) above, as determined in good faith by the Directors.

(ii)

Options and Convertible Securities. The consideration per share received by the Company for New Securities deemed to have been issued pursuant to Article (c), relating to Options and Convertible Securities, shall be determined by dividing

(x)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

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(y)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Conversion Price then in effect with respect to each Preferred Share shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price then in effect with respect to each Preferred Share shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 0 with respect to the rights of the holders of Preferred Shares.

(h)

Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then in each such event the holder of each Preferred Share shall have the right thereafter to convert such Preferred Share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by such holders upon conversion of such Preferred Share immediately before that change, all subject to further adjustment as provided herein.

(i)

No Impairment. The Company will not, by amendment of these Articles or its Memorandum of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 0 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights against impairment.

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(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price with respect to any Preferred Share pursuant to this Article 0, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of such Preferred Share affected by such adjustment or readjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect with respect to such Preferred Shares, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Shares.

(k)	Miscellaneous.

(i)	All calculations under this Article 0 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)

The holders of at least 50 per cent. of the outstanding Preferred Shares affected by any determination by the Directors of fair value pursuant to this Article 0 shall have the right to challenge such determination, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Directors and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(iii)

No adjustment in the Conversion Price with respect to any Preferred Share need be made if such adjustment would result in a change in such Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in such Conversion Price.

NOTICES OF RECORD DATE

In the event that the Company shall propose at any time:

(a)

to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)

to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(i)

at least 20 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

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(ii)

in the case of the matters referred to in (c) and (d) above, at least 20 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Shares at the address for each such holder as shown on the books of the Company.

REDEMPTION

(a)

(i) After the date falling 48 months from the Series D Original Issue Date, the Company shall redeem any Preferred Share then outstanding if the holder thereof so elects, out of funds legally available therefor including capital, at a redemption price with respect to each Preferred Share equal to the Original Issue Price of such Preferred Share plus interest on the Original Issue Price at a rate of (x) five percent per annum (with respect to Series A Preferred Shares or Series B Preferred Shares), (y) ten percent per annum (with respect to Series C Preferred Shares) or (z) twelve percent per annum (with respect to Series D Preferred Shares, and minus all cash dividend paid to and received by, or declared and to be received by the holders of the Series D Preferred Shares), in each case compounded annually and calculated from the Original Issue Date up to the Redemption Date (both dates inclusive), plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers (with respect to each Preferred Share, its “Redemption Price”) and (ii) upon the occurrence of a Special Redemption Event, the Company shall redeem any Preferred Share then outstanding if the holder thereof so elects, out of funds legally available therefor including capital, at the Redemption Price. The Company may redeem Preferred Shares with effect as of the Redemption Date by paying the Redemption Price thereon in twelve (12) equal monthly instalments (or such other instalments as the Company may agree with the holder electing for redemption of such Preferred Shares), provided that the first instalment is paid on the Redemption Date, but until paid in full each unpaid balance of the Redemption Price shall be treated as a debt due from the Company and shall bear interest as specified in Article (d) below.

(b)

If on the Redemption Date (as defined in Article (c) below) with respect to any Preferred Share, the number of Preferred Shares that may then be legally redeemed by the Company is fewer than the number of Preferred Shares requested to be redeemed, then (i) any Series D Preferred Shares requested to be redeemed shall first be redeemed in full as provided in Article (a), before any Series C Preferred Shares, any Series B Preferred Shares and any Series A Preferred Shares are redeemed; if fewer than all the Series D Preferred Shares requested to be redeemed may then be legally redeemed by the Company, the number of Series D Preferred Shares that the Company may legally redeem shall be calculated pro rata amongst holders of such Series D Preferred Shares, based on the number of all Series D Preferred Shares in respect of which redemption was requested, (ii) subject to prior redemption in full of all Series D Preferred Shares requested to be redeemed, any Series C Preferred Shares requested to be redeemed shall be redeemed in full as provided in Article (a), before any Series B Preferred Shares and any Series A Preferred Shares are redeemed; if fewer than all the Series C Preferred Shares requested to be redeemed may then be legally redeemed by the Company, the number of Series C Preferred Shares that the Company may legally redeem shall be calculated pro rata amongst holders of such Series C Preferred Shares based on the number of all Series C Preferred Shares in respect of which redemption was requested, (iii) subject to prior redemption in full of all Series D Preferred Shares and Series C Preferred Shares requested to be redeemed, any Series B Preferred Shares requested to be redeemed shall be redeemed in full as provided in Article (a), before any Series A Preferred Shares are redeemed; if fewer than all the Series B Preferred Shares requested to be redeemed may then be legally redeemed by the Company, the number of Series B Preferred Shares that the Company may legally redeem shall be calculated pro rata amongst holders of such Series B Preferred Shares based on the number of all Series B Preferred Shares in respect of which redemption was requested, (iv) subject to prior redemption in full of all Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares requested to be redeemed, any Series A Preferred Shares requested to be redeemed shall be redeemed in full as provided in Article (a); if fewer than all the Series A Preferred Shares requested to be redeemed may then be legally redeemed by the Company, the number of Series A Preferred Shares that the Company may legally redeem shall be calculated pro rata amongst holders of such Series A Preferred Shares based on the number of all Series A Preferred Shares in respect of which redemption was requested, and (v) any Preferred Shares remaining to be redeemed shall be carried forward and redeemed in accordance with the priorities (with any Series D Preferred Share to be redeemed in priority to any Series C Preferred Share, any Series C Preferred Share to be redeemed in priority to any Series B Preferred Share and any Series B Preferred Share to be redeemed in priority to any Series A Preferred Share) and procedures set forth in this Article 0 as soon as the Company has legally available funds to do so.

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(c)

Holder(s) of Preferred Shares requesting redemption shall furnish to the Company and the other holders of Preferred Shares a notice of redemption (the “Initial Redemption Notice”), and such notice shall be given by hand or by mail to the registered office of the Company and the other holders of Preferred Shares at any time. Upon receipt of the Initial Redemption Notice, the other holders of Preferred Shares may also elect to redeem their Preferred Shares by delivering a separate Redemption Notice to the Company (copying all other holders of Preferred Shares) within fifteen (15) days of the receipt of the Initial Redemption Notice. The Company shall redeem the Preferred Shares in accordance with these Articles on the 61st day from the date of the Initial Redemption Notice (the “Redemption Date”).

(d)

From and after the Redemption Date up to and including the date of actual payment thereof, interest shall accrue daily and be payable on the Redemption Price at a rate of 12 percent per annum. Any such interest accrued shall be compounded with and treated as part of the Redemption Price each day for all purposes (including for the purposes of calculating interest thereon) and shall be paid at the same time as the Redemption Price. All dividends on the Preferred Shares designated for redemption on the Redemption Date shall continue to accrue and all rights of the holders thereof shall continue to be valid and enforceable until actual payment of the Redemption Price with respect thereto.

PROTECTIVE PROVISIONS

In addition to any other rights provided by law and the provisions of these Articles or the Memorandum of Association, and notwithstanding any other contrary provision in these Articles, no Group Company may effect or otherwise consummate, and none of the Group Companies, Founders or Garamond may act or fail to act in such a manner as to cause or permit any Group Company to effect or otherwise consummate any of the following without first obtaining Investor Consent (provided that where any such matter requires a Special Resolution of the Members in accordance with applicable law, and Investor Consent has not been obtained in respect of such matter, the holders of a majority of Preferred Shares shall be deemed to have voted against such Special Resolution):

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(a)	Amend or modify the memorandum of association or articles of association of the Company, or the constitutional documents of any other Group Company.

(b)	Pass any resolution for the winding up or dissolution of any Group Company, or take any steps to appoint any receiver, administrator, judicial manager or similar officer of any Group Company.

(c)

Increase, reduce or cancel the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company or their effective interest in any Group Company, except for (A) a redemption in accordance with the Company’s Articles of Association, (B) a repurchase or issuance of shares pursuant to an employee share option plan approved by an Investor Majority, (C) issuances of Ordinary Shares upon conversion of Preferred Shares or other outstanding convertible securities approved by an Investor Majority, and (D) issuances of Ordinary Shares upon exercise of outstanding options or warrants approved by an Investor Majority.

(d)	Make any distribution of profits to the Members by way of interim or final dividend, capitalization of reserves or otherwise.

(e)

Settle or alter the terms of any bonus (other than as approved in the consolidated annual budgets of the Group (the “Annual Budget”)) or profit sharing scheme or any employee share option or share participation scheme of any Group Company.

(f)	Increase the compensation paid or payable to Senior Managers of the Group in any 12-month period by twelve percent or more.

(g)	Amend the accounting policies previously adopted, change the fiscal or financial year of any Group Company, or appoint or change the auditors of any Group Company.

(h)	Adopt the Annual Budget or any other annual accounts, or annual plan(s) on capital expenditure, borrowing or operations of any Group Company.

(i)

Increase or reduce the maximum number of Directors on the Board or modify the composition of the Board as provided in these Articles, or change the authority or power of the Board in accordance with these Articles.

(j)	Appoint or remove or settle the terms of appointment of any Senior Manager.

(k)

Acquire any investment or incur any commitment, unless as approved in the Annual Budget, in excess of US$200,000 (or its equivalent in other currencies) at any time in respect of any single transaction, or in excess of US$1,000,000 (or its equivalent in other currencies) in aggregate at any time in a series of related transactions in any financial year of any Group Company;

(l)	Acquire any share capital or other securities of any other body corporate, establish any new Subsidiary or other body corporate, or enter into any joint venture or partnership.

(m)

Approve, or make adjustments or modifications to the terms of transactions involving the interest of any director, shareholder or Related Party of any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company.

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(n)	Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions as approved in the Annual Budget.

(o)	Alter, amend or otherwise modify any terms of any financing or lending agreements or arrangements to which it is a party.

(p)

Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security), security interest, guarantee, claim, restriction, equity or encumbrances of any nature whatsoever on any of the property, undertaking, assets or rights of any Group Company, except for the purpose of securing borrowings from banks or other financial institutions in the usual and ordinary course of business not exceeding US$200,000(or its equivalent in other currency or currencies) or in excess of US$1,000,000 at any time in any financial year.

(q)	Make any advances or other credits involving more than US$5,000 in a single transaction or more than US$10,000 in the aggregate in any financial year to any Person.

(r)	Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by any Group Company.

(s)	Dispose of or dilute the Company’s direct or indirect interest in any of its Subsidiaries (including, without limitation, the WFOEs, the Domestic Company and the Domestic Subsidiaries).

(t)

Cease to conduct or carry on the business of any Group Company substantially as now conducted or materially change the business scope or nature of business of any Group Company; acquire or invest in any business outside the business scope of the Group as now conducted.

(u)	Sell or dispose of all or substantially all of the goodwill or assets of any Group Company.

(v)

Undertake any merger, reconstruction or liquidation exercise concerning any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer in respect of any Group Company.

(w)	Approve any transfer of shares or interests in any Group Company.

(x)

Purchase any immovable property, or lease or rent any movable or immovable property pursuant to agreements or arrangements involving the payment of US$500,000 (or its equivalent in other currencies) or more in aggregate in any financial year.

(y)

Approve or take any substantive action with respect to the timing, terms or circumstances of any Trade Sale or any proposed public offering (including any initial public offering) by any Group Company or the Listco of any equity interest therein or any securities thereof, including, without prejudice to the generality of the foregoing, the determination of the price of the shares or securities sold in such offering, the determination of the time and venue of listing in connection with such offering, and the selection of the underwriters for such offering.

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(z)

Settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures or any injunction; further provided that the Company shall immediately notify each Investor of any actual or threatened litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures, or any liability as a result of, or based upon or arising from any of the foregoing, irrespective of its nature or size.

(aa)	Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of any class or series of the holders of Preferred Shares.

(bb)

Make any action that authorizes, creates, or issues shares of any class or series of stock having preference as to dividends or assets superior to or on parity with any class or series of Preferred Shares.

(cc)

Make any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any class or series of Preferred Shares.

(dd)	Amend, modify or terminate any VIE Contract.

NON-RECOGNITION OF TRUSTS

No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

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The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

(a)

The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent. per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

(a)

The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 7 per cent. per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)

No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

(a)

If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of any part of the call, instalment or payment that is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

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(b)

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

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(a) Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company provided however that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

(a) Subject to and in so far as permitted by the provisions of the Statute and these Articles (in particular, Article 0), the Company may from time to time by Special Resolution alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein provided always that the Company may by Ordinary Resolution:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

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(c)

Without prejudice to Article 0 hereof and subject to the provisions of the Statute and these Articles (in particular, Article 0), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case ten days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

(a) Subject to Article (c) hereof, the Company shall within twelve (12) months of its incorporation and at least once every twelve (12) months thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	If the Company is exempted as defined in the Statute, it may but shall not be obliged to hold an annual general meeting.

(d)

Subject to Article 0 and except as otherwise provided in these Articles, all business required to be transacted or approved by the Company in general meeting shall be transacted or approved by Ordinary Resolution.

(a) The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

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(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

At least fourteen (14) days’ written notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company provided however that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 0 have been complied with, be deemed to have been duly convened if it is so agreed in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business, such quorum to consist of five Members present in person or by proxy, at least one of which shall be a Series A Investor, one of which shall be a Series B Investor, one of which shall be a Series C Investor and one of which shall be MSPE, holding not less than fifty (50) per cent of the issued and outstanding Ordinary Shares (with Preferred Shares counted as Ordinary Shares for the purposes hereof on an as-if-converted basis), present in person or by proxy; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

Subject to Article 0, a resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place and if at the adjourned meeting such a quorum is still not present within half an hour from the time appointed for the meeting, the Members present, provided there are at least five Members present in person or by proxy, at least one of which shall be a Series A Investor, one of which shall be a Series B Investor, one of which shall be a Series C Investor and one of which shall be MSPE, shall be a quorum and may, subject to Article 0, transact the business for which the adjourned meeting was originally convened.

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The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

Each poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting.

The Chairman of the general meeting shall not be entitled to a second or casting vote under any circumstance.

Members may participate in a general meeting by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a general meeting pursuant to this provision shall constitute presence in person at such general meeting.

VOTES OF MEMBERS

Except as otherwise required by law or as set forth herein, the holder of each Ordinary Share issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of each Preferred Share shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles, and except as otherwise set forth in Article 0 above, shall vote together and not as separate classes.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

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No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

Votes may be given either personally or by proxy.

PROXIES

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointer that the instrument of proxy duly signed is in the course of transmission to the Company.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Any Member may irrevocably appoint a proxy and in such case (i) such proxy shall be irrevocable in accordance with the terms of the instrument of appointment (ii) the Member may not vote at any meeting at which the holder of such proxy votes and (iii) the Company shall be obliged to recognize the holder of such proxy until such time as the Company is notified in writing that the proxy has been revoked in accordance with its terms.

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DIRECTORS

The number of persons comprising the Board shall be seven, provided however that, subject to Investor Consent under Article 0, the Company may from time to time by ordinary resolution increase or reduce such limit on the number of Directors. Any vacancy on the Board occurring because of the death, resignation or removal of a Director appointed by a Member pursuant to this Article 0 shall be filled by the vote or written consent of such Member. Each Member shall vote all of its Shares to cause the Board to be composed as provided in this Article 0:

(a)

Founders’ Representatives. The Founders may collectively appoint and remove from office and replace, two Directors, each of whom shall have two votes in respect of the passing of any resolution at any meeting of the Board or any committee thereof.

(b)

MSPE Representative. MSPE shall be entitled to appoint, and to remove from office and replace, one Director, who shall have two votes in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by MSPE is herein referred to as the “MSPE Representative.” The MSPE Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof. Such rights of appointment, removal and replacement of the MSPE Representative shall be exercisable by MSPE for as long as MSPE holds a majority of the Series D Preferred Shares subscribed by it under the Series D Purchase Agreement, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series D Preferred Shares.

(c)

Series C Representative. The Series C Investors shall be entitled to appoint, and to remove from office and replace, one Director, who shall have two votes in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by the Series C Investors is herein referred to as the “Series C Representative.” The Series C Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof. For as long as CBC holds a majority of the Series C Preferred Shares originally subscribed by it under the Series C Purchase Agreement, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series C Preferred Shares, such rights of appointment, removal and replacement shall be exercisable exclusively by CBC on behalf of the Series C Investors.

(d)

Largest Existing Investor Representative. The Largest Existing Investor shall be entitled to appoint, and to remove from office and replace, one Director, who shall have two votes in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by the Largest Existing Investor is herein referred to as the “Largest Existing Investor Representative”. The Largest Existing Investor Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof.

(e)

Second Largest Existing Investor Representative. The Second Largest Existing Investor shall be entitled to appoint, and to remove from office and replace, one Director, who shall have one vote in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by the Second Largest Existing Investor is herein referred to as the “Second Largest Existing Investor Representative”. The Second Largest Existing Investor Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof.

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(f)

Third Largest Existing Investor Representative. The Third Largest Existing Investor shall be entitled to appoint, and to remove from office and replace, one Director, who shall have one vote in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by the Third Largest Existing Investor is herein referred to as the “Third Largest Existing Investor Representative”. The Third Largest Existing Investor Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof.

The Company shall reimburse each Investor Representative for all reasonable expenses incurred by such Investor Representative relating to Board activities, including but not limited to reasonable travel expenses incurred to attend Board meetings, up to US$5,000 per annum with respect to all Directors appointed by each Investor.

Subject to Article 0, the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

No shareholding qualification for Directors shall be required.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid provided however that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 0 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

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ALTERNATE DIRECTORS

A Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event his appointer is absent from such meetings, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointer, any other act or thing which his appointer is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointer, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointer ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

Subject always to Article 0, the business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting provided however that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

Subject to Article 0, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

The Company shall cause copies of all such minutes to be delivered to each Director within 30 days after the relevant meeting.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

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Subject to Article 0, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

(a) The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

[Intentionally Omitted.]

[Intentionally Omitted.]

PROCEEDINGS OF DIRECTORS

Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, but no less frequently than once every three months. Questions arising at any meeting shall be decided by voting, with each Director having one vote or two votes, as applicable, pursuant to Article 0. Any decision, action or resolution of the Board shall require the affirmative votes of at a majority of the votes represented by Directors present and voting at a duly-convened meeting of the Board, who are entitled to attend and vote at that meeting, and which includes the affirmative vote of at least one Investor Representative.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least fourteen (14) work days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and provided further if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 0 shall apply mutatis mutandis with respect to notices of meetings of Directors.

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The quorum necessary for the transaction of any business shall be six Directors, including the MSPE Representative, the Series C Representative, the Largest Existing Investor Representative, the Second Largest Existing Investor Representative and the Third Largest Existing Investor Representative present in person or by telephone or video conference, provided, however, that if within one hour from the time of the meeting specified in the notice given pursuant to Article 0, such a quorum is not present, the meeting shall be adjourned to the same day in the following week at the same time and place and, if at such adjourned meeting, such a quorum is still not present, then those Directors present (provided that the MSPE Representative, the Series C Representative and the Largest Existing Investor Representative are present) shall constitute a quorum. A Director and his appointed alternate Director shall be considered only one person for the purpose of quorum, provided always that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors or of summoning a general meeting of the Company, but for no other purpose.

The Directors may elect a Chairman of the Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

The Directors may delegate any of their powers to committees consisting of such member or members of the Board (including Alternate Directors in the absence of their appointers) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. The Board shall establish a Compensation Committee consisting of the MSPE Representative, Series C Representative, the Largest Existing Investor Representative and one (1) Director appointed by the Founders. The Compensation Committee shall propose terms of employee stock option plans and all grants of awards thereunder to the Board, for approval and adoption by the Board and the Members, shall have the power and authority to administer the employee stock option plans approved and adopted by the Board and the Members from time to time and to grant options thereunder in accordance with such approval by the Board and the Members, and shall have such other powers and authorities as the Board shall delegate to it. Any action of the Compensation Committee shall be by the affirmative vote of a majority of the votes represented by its members.

A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall not have a second or casting vote.

All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointer) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

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(a) A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote(s) of the proxy shall for all purposes be deemed to be that of the Director.

(b)	The provisions of Articles 0 through 0 inclusive shall apply mutatis mutandis to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)

if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind.

provided, however, that notwithstanding anything to the contrary above, the office of an Investor Representative may be vacated only with the prior written consent of the Investor that appointed him.

APPOINTMENT AND REMOVAL OF DIRECTORS

The Directors of the Company may only be appointed as provided in Article 0.

A Director of the Company shall only be removed by the Members who appointed him.

PRESUMPTION OF ASSENT

A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

(a) The Company may, if the Directors so determine, have a Seal which shall, subject to Article (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

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(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or anywhere else.

OFFICERS

The Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe. MSPE, the Series C Investors (collectively), and the Series B Investors (collectively) shall each have a non-exclusive right to nominate Senior Managers for appointment by the Board or the boards of directors of other members of the Group, as the case may be.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

(a) Subject to the Statute and to the other provisions of these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor, provided that no dividends (interim or final) shall be declared without the majority affirmative vote or unanimous written consent of all the Directors, and further provided that (i) in no event shall any dividend or distribution be declared or paid with respect to the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares until an equivalent or better dividend or dividend is first declared and paid with respect to the Series D Preferred Shares; and (ii) in no event shall any dividend or distribution be declared or paid with respect to the Ordinary Shares, the Series A Preferred Shares and the Series B Preferred Shares until an equivalent or better dividend or dividend is first declared and paid with respect to the Series C Preferred Shares.

(b)

No dividends or other distributions shall be made or declared, whether in cash, in property, or in any shares of the Company, with respect to any class or series of shares of the Company, unless at the same time an equivalent dividend is declared or paid on all outstanding Preferred Shares on an as-if-converted basis.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the Share Premium Account or as otherwise permitted by the Statute.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

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The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

No dividend or distribution shall bear interest against the Company.

CAPITALISATION

The Company may upon the recommendation of the Directors by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

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Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

Subject to the Shareholders’ Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

(a) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted as aforesaid.

(b)

Where a notice is sent by cable, telex, or telecopy, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

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A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a) every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

(a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation”), distributions to the Members of the Company shall be made in the following manner:

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(i)

Each holder of Series D Preferred Shares shall be entitled to receive, by reason of its ownership of Series D Preferred Shares, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares or of any other class or series of shares (including, without limitation, the Series C Investors, the Series B Investors and the Series A Investors), an amount equal to 100 percent of the Series D Original Issue Price with respect to each Series D Preferred Share then held by it (the “Series D Liquidation Preference”) and, in addition, an amount equal to all declared but unpaid dividends thereon. If such assets and funds thus distributed among the holders of Series D Preferred Shares shall be insufficient to permit the payment of the full preferential amount due to them, then the entire assets and funds of the Company legally available for distribution to Members shall be distributed pro rata amongst all holders of Series D Preferred Shares. Subject to prior payment or satisfaction in full of the Series D Liquidation Preference, each Series C Investor shall be entitled to receive, by reason of its ownership of Series C Preferred Shares, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares or of any other class or series of shares (including, without limitation, the Series B Investors and the Series A Investors), an amount equal to 130 percent of the Series C Original Issue Price with respect to each Series C Preferred Share then held by it if the Liquidation occurs within two (2) years of the Series C Original Issue Date, or an amount equal to 150 percent of the Series C Original Issue Price with respect to each Series C Preferred Share then held by it if the Liquidation occurs on or after a date that is two (2) years after the Series C Original Issue Date (the “Series C Liquidation Preference”) and, in addition, an amount equal to all declared but unpaid dividends thereon. If such assets and funds thus distributed among the Series C Investors shall be insufficient to permit the payment of the full preferential amount due to them, then the entire assets and funds of the Company legally available for distribution to Members shall be distributed pro rata amongst all Series C Investors. Subject to prior payment or satisfaction in full of the Series D Liquidation Preference and the Series C Liquidation Preference, each Series B Investor shall be entitled to receive, by reason of its ownership of Series B Preferred Shares, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares or of any other class or series of shares other than Series D Preferred Shares and Series C Preferred Shares (including, without limitation, the Series A Investors), an amount equal to 150 percent of the Series B Original Issue Price with respect to each Series B Preferred Share then held by it (the “Series B Liquidation Preference”) and, in addition, an amount equal to all declared but unpaid dividends thereon. If such assets and funds thus distributed among the Series B Investors shall be insufficient to permit the payment of the full preferential amount due to them, then the entire assets and funds of the Company legally available for distribution to Members shall be distributed pro rata amongst all Series B Investors. Subject to prior payment or satisfaction in full of the Series D Liquidation Preference, the Series C Liquidation Preference and the Series B Liquidation Preference, each Series A Investor shall be entitled to receive, by reason of its ownership of Series A Preferred Shares, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares, an amount equal to the Series A Original Issue Price with respect to each Series A Preferred Share then held by it (the “Series A Liquidation Preference”) and, in addition, an amount equal to all declared but unpaid dividends thereon. If such assets and funds thus distributed among the Series A Investors shall be insufficient to permit the payment of the full preferential amount due to them, then the remaining assets and funds of the Company legally available for distribution to Members shall be distributed pro rata amongst the holders of all Series A Investors.

(ii)

After setting aside or paying in full the preferential amounts due to the holders of Preferred Shares pursuant to Article (a)(i) above, the remaining assets of the Company available for distribution to members, if any, shall be distributed to the holders of the Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-if-converted basis.

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(b)

In the event of (i) a Trade Sale other than an Approved Sale (as defined in the Shareholders’ Agreement), (ii) an exclusive licensing of substantially all of the intellectual property of any Group Company to any third party, (iii) a consolidation or merger of any Group Company with or into any other company or companies in which the Members or shareholders of such Group Company as of the Series D Original Issue Date do not retain a majority of the voting power in the surviving company (other than a restructuring or reorganization transaction approved by an Investor Majority), or (iv) an enactment of new PRC government policies, laws or regulations that prohibit non-PRC entities from investing in, holding or disposing of any securities in the Company, the WFOEs, the Domestic Company or the Domestic Subsidiaries or substantially prohibit the Company, the WFOEs, the Domestic Company or the Domestic Subsidiaries from carrying on their respective businesses as carried on or as contemplated at the date of adoption of these Articles (which for the purposes of this Article (b) shall be deemed to be a sale or disposition of all of the assets of the Company for a consideration that would result in a Compulsory Payment (as defined below) becoming payable to the holders of the Preferred Shares equal to the Original Issue Price with respect to each Preferred Share then held by them and an amount equal to all declared but unpaid dividends thereon) the Company shall pay the amount received on such sale, disposition, license or consolidation in either the same form of consideration received by the Company or in cash, as the Company may in its discretion determine, whether such payment is in the form of a dividend or other legally permissible form (the “Compulsory Payment Amount”). The Compulsory Payment Amount shall be distributed to the Members of the Company as follows:

(A)

First, to the holders of Series D Preferred Shares, an amount equal to the Series D Liquidation Preference that would have been payable to such holders pursuant to Article (a)(i) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends on the Series D Preferred Shares (the “Series D Compulsory Payment Preference”). If the Compulsory Payment Amount is less than the Series D Compulsory Payment Preference, then the Compulsory Payment Amount shall be distributed pro rata amongst the holders of Series D Preferred Shares.

(B)

Second, subject to prior payment or satisfaction in full of the Series D Compulsory Payment Preference, to the Series C Investors, an amount equal to the Series C Liquidation Preference that would have been payable to such holders pursuant to Article (a)(i) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends on the Series C Preferred Shares (the “Series C Compulsory Payment Preference”). If the Compulsory Payment Amount is less than the Series C Compulsory Payment Preference, then the Compulsory Payment Amount shall be distributed pro rata amongst the Series C Investors.

(C)

Third, subject to prior payment or satisfaction in full of the Series D Compulsory Payment Preference and the Series C Compulsory Payment Preference, to the Series B Investors, an amount equal to the Series B Liquidation Preference that would have been be payable to such holders pursuant to Article (a)(i) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends on the Series B Preferred Shares (the “Series B Compulsory Payment Preference”). If the Compulsory Payment Amount is less than the Series B Compulsory Payment Preference, then the Compulsory Payment Amount shall be distributed pro rata amongst the Series B Investors.

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(D)

Fourth, subject to prior payment or satisfaction in full of the Series D Compulsory Payment Preference, the Series C Compulsory Payment Preference and the Series B Compulsory Payment Preference, to the Series A Investors, an amount equal to the Series A Liquidation Preference that would have been payable to such holders pursuant to Article (a)(i) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred Shares (the “Series A Compulsory Payment Preference”). If the remainder of the Compulsory Payment Amount, after payment or satisfaction of the Series B Compulsory Payment Preference, is less than the Series A Compulsory Payment Preference, then such remainder shall be distributed pro rata amongst the Series A Investors.

(E)

Lastly, the remainder (after payment in accordance with this clauses (A) through (D) above), if any, pro rata to the holders of the Preferred Shares and Ordinary Shares, based on the number of Ordinary Shares then held by each Member on an as-if-converted basis.

(c)

Notwithstanding any other provision of this Article 0, and subject to any other applicable provisions of these Articles, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared and funds set aside therefor, and such repurchases shall not be subject to the Liquidation Preference or the Compulsory Payment Amount.

(d)

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and Ordinary Shares shall be determined in good faith by the Board, or by a liquidator if one is appointed. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to any restrictions on transfer, sale, disposal or free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clause (i), (ii) or (iii) above to reflect the fair market value thereof as determined in good faith by the Board, or by a liquidator if one is appointed. The holders of at least a majority of the outstanding Preferred Shares, or securities resulting from the conversion or exchange of such Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like, shall have the right to challenge any determination by the Board of fair market value pursuant to this Article (d), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

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INDEMNITY

The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

FINANCIAL YEAR

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

AMENDMENTS OF ARTICLES

Subject to the Statute and to any quorum, voting or procedural requirements expressly imposed by these Articles (in particular, Article 0) in regard to the variation of rights attached to a specific class of Shares of the Company, the Company may at any time and from time to time by Special Resolution change the name of the Company or alter or amend these Articles or the Memorandum of Association, in whole or in part.

TRANSFER BY WAY OF CONTINUATION

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

NO PUBLIC DOCUMENT

None of the documents of the Company, including without limitation its Memorandum of Association, these Articles, or any register of members, directors, transfers or changes, will be exhibited as a public document in the Cayman Islands.

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